As filed with the Securities and Exchange Commission on August 14, 2024
Registration No. 333-274494

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________

PACIFICORP
(Exact name of registrant as specified in its charter)

Oregon	93-0246090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

Nikki L. Kobliha
Director, Senior Vice President, and Chief Financial Officer, PacifiCorp
825 N.E. Multnomah Street, Suite 1900
Portland, Oregon 97232
888-221-7070

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copy to:

Karen J. Kruse Vice President and General Counsel, Pacific Power 825 N.E. Multnomah Street, Suite 2000 Portland, Oregon 97232 (503) 813-5863	M. Christopher Hall Allison C. Handy Perkins Coie LLP 1120 N.W. Couch Street, Tenth Floor Portland, Oregon 97209 (503) 727-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post- effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post- effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post- effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

__________________________

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-274494), registering an unspecified aggregate amount of first mortgage bonds (the “bonds”) of PacifiCorp, an Oregon corporation (the “Registrant”), which was filed with the Securities and Exchange Commission and became effective on September 13, 2023 (the “Registration Statement”).

In accordance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, the Registrant is deregistering by means of this post-effective amendment any bonds remaining unsold under the Registration Statement. The Registrant is seeking to discontinue the effectiveness of the Registration Statement and deregister all such bonds that remain unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on August 14, 2024.

PACIFICORP

By:	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Director, Senior Vice President, and Chief Financial Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date set forth above.

Signature	Title

*	Chair of the Board of Directors and Chief
Cindy A. Crane	Executive Officer (principal executive officer)

*	Director, Senior Vice President, and Chief Financial Officer
Nikki L. Kobliha	(principal financial and accounting officer)

*	Director
Calvin D. Haack

*	Director
Natalie L. Hocken

* /s/ Nikki L. Kobliha
Nikki L. Kobliha
Attorney in Fact

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